Filed Pursuant to Rule 424(b)(3)

File No. 333-257394

ForeStructured Growth Contract

ForeStructured Growth Advisory Contract

Issued by

Forethought Life Insurance Company

Supplement dated June 6, 2023 to the

Prospectus dated May 1, 2023

Under the “Appendix A: State Variations” section of the prospectus, the information for California is deleted and replaced with the below.

State	Feature/Benefit	Variation
California	Nursing Home Waiver; Terminal Illness Waiver	The nursing home waiver and terminal illness waiver is available to California residents that purchase the Contract on or after June 12, 2023.

This Supplement Should Be Retained with the Prospectus for Future Reference.

FSG-060623